UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2007

AMERICAN CELLULAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	333-60639	22-3043811
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Credit Facility
     On March 15, 2007, American Cellular Corporation (“ACC”), a wholly-owned subsidiary of Dobson Communications Company (“DCC”), entered into a senior secured credit facility (the “ACC Credit Facility”) dated as of March 15, 2007 that enables ACC to borrow up to $1.05 billion. The ACC Credit Facility is incorporated by reference into this Current Report as Exhibit 10.1. The ACC Credit Facility was entered into among ACC, the several lenders from time to time parties to the ACC Credit Facility and Lehman Commercial Paper Inc., as administrative agent. Borrowings under the ACC Credit Facility will bear interest at a rate per annum equal to LIBOR plus an initial 2.00% spread. The ACC Credit Facility consists of:
• A 7-year, $900.0 million senior secured single draw term loan facility (the “Term Loan Facility”);
• A 7-year $75.0 million senior secured delayed draw term loan facility (the “Delayed Draw Term Loan Facility”); and
• A 5-year $75.0 million senior secured revolving credit facility (the “Revolving Credit Facility”).
     Pursuant to the ACC Credit Facility and a Guarantee and Collateral Agreement dated March 15, 2007 (the “Guarantee”) that was executed in connection with the financing, the ACC Credit Facility is guaranteed by ACC Holdings, LLC (“ACC Holdings”), a holding company for ACC, and each of ACC’s direct domestic subsidiaries (other than Alton CellTelCo Partnership) and is secured by a first priority security interest in substantially all of the tangible and intangible assets of ACC, its direct domestic subsidiaries (other than Alton CellTelCo Partnership) and ACC Holdings, as well as by a pledge of ACC’s capital stock and the capital stock of ACC’s subsidiaries. ACC intends to use the proceeds from the Term Loan Facility to fund (i) the partial tender of its 10% Senior Notes due 2011 (the “ACC Notes”), (ii) the repayment of ACC’s previous $250 million senior secured credit facility, and (iii) the transaction costs related to the ACC Credit Facility. The Guarantee is incorporated by reference into this Current Report as Exhibit 10.2.
     The Term Loan Facility was fully drawn down at the closing of the ACC Credit Facility on March 15, 2007. The Delayed Draw Term Loan Facility may be drawn in as many as three draws prior to the first anniversary after the ACC Credit Facility closing. The Revolving Credit Facility will be available on a revolving basis for a period of five years.
     Under specified terms and conditions, including covenant compliance, the amount available under the ACC Credit Facility may be increased by an incremental facility so long as, among other things, after giving effect thereto, (i) ACC’s ratio of consolidated secured debt to EBITDA does not exceed 5.50 to 1.00; and (ii) ACC’s ratio of consolidated debt to EBITDA does not exceed 6.50 to 1.00.
     Under the ACC Credit Facility, there are mandatory scheduled principal or amortization payments of the term loan facilities and no scheduled interim reductions in commitments under the Revolving Credit Facility. Each term loan facility will amortize in an amount equal to 0.25% per quarter, starting with the quarter ending June 30, 2007 and continuing through the quarter ending

December 31, 2013, with the balance due at maturity. The Revolving Credit Facility is expected to mature in March 2012 and the term loan facilities are expected to mature in March 2014. ACC is also required to make mandatory reductions of the Revolving Credit Facility with the net cash proceeds received from certain issuances of debt or upon certain sales of assets or other dispositions by ACC and its subsidiaries, subject to an 18-month reinvestment provision.
     Borrowings under the ACC Credit Facility are subject to ACC’s satisfaction of various conditions at the time of borrowing. The ACC Credit Facility contains customary financial covenants and events of default. The remedies for events of default are customary for this type of credit facility.
Supplemental Indenture
     On March 15, 2007, ACC, Highland Cellular, LLC, ACC Lease Co., LLC and ACC Holdings entered into a supplemental indenture, dated March 15, 2007 (the “Supplemental Indenture”), with Bank of Oklahoma, National Association, as trustee, which amended the original indenture for the ACC Notes to (i) remove the requirement in the restricted payments covenant that ACC maintain a debt to cash flow ratio of no greater than 5.0 to 1, (ii) permit ACC to redeem an aggregate principal amount of $18.1 million of its 9.5% Senior Subordinated Notes due 2009, (iii) increase the general restricted payments basket from $20.0 million to $35.0 million in the aggregate, and (iv) permit ACC to replace its existing $250.0 million senior secured credit facility with the new ACC Credit Facility. The Supplemental Indenture is incorporated by reference into this Current Report as Exhibit 4.1.
Management Agreement Between DCS and ACC
     On March 15, 2007, ACC entered into an Amended and Restated Management Agreement (the “Management Agreement”) with another indirect, wholly-owned subsidiary of DCC, Dobson Cellular Systems, Inc. (“DCS”). DCS has provided all supervision, design, construction and management services for ACC’s day-to-day operations since the parties first entered into a management agreement on February 25, 2000, which agreement was amended and restated on August 18, 2003 as part of ACC’s reorganization (the “2003 Agreement”). The Management Agreement amends and restates the 2003 Agreement in its entirety to make certain immaterial changes, including: (i) defining all capitalized terms used in the Management Agreement so that it functions as an independent document, (ii) modifying or eliminating provisions that relate to ACC’s prior ownership structure, which was formerly comprised of a joint venture between DCC and AT&T Wireless Services and (iii) revising the scope of the Management Agreement to reflect ACC’s current business operations. The Management Agreement is incorporated by reference into this Current Report as Exhibit 10.3.
     The management services that DCS provides under the Management Agreement include administration, accounting, billing, credit collection, insurance, purchasing and clerical services; operational, engineering, maintenance and construction services; and marketing, sales and advertising services. To the extent DCS performs services for ACC under the Management Agreement, ACC reimburses DCS for (i) its reasonable expenses relating to services performed directly or solely for the benefit of the business and (ii) an allocable portion of common costs (including an appropriate portion of Manager’s overhead costs) that benefit ACC, with the allocation of such costs generally based on the relative number of ACC’s subscribers or potential subscribers in an area. Because of the services provided by DCS under the Management Agreement, ACC retains no employees of its own.
     The Management Agreement may be terminated: (1) by either party in the event of the bankruptcy, insolvency, dissolution, winding up or liquidation of the other party; (2) by ACC upon an uncured material breach by DCS or in the event of certain changes of control of DCC, DCS or ACC; and (3) by DCS upon an uncured material breach by ACC.
     The foregoing descriptions of the Supplemental Indenture, the ACC Credit Facility, the Guarantee and the Management Agreement are qualified in their entirety by reference to the full text of such agreements which are incorporated by reference into this Current Report as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated by reference into this Item.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 regarding the Supplemental Indenture, the ACC Credit Facility and the Guarantee is incorporated by reference into this Item.
Item 8.01 Other Events
     A copy of DCC’s press release dated March 15, 2007 announcing the closing of the ACC Credit Facility is incorporated by reference into this Current Report as Exhibit 99.1 and is incorporated by reference into this Item.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:	Method of Filing

4.1	Supplemental Indenture No. 4, dated March 15, 2007, to Indenture dated August 8, 2003	(1)[4.1]

10.1	Credit Agreement, effective March 15, 2007	(1)[10.1]

10.2	Guarantee and Collateral Agreement, dated March 15, 2007	(1)[10.2]

10.3	Amended and Restated Management Agreement, dated March 15, 2007	(1)[10.3]

99.1	Press Release, dated March 15, 2007	(1)[99.1]

(1)	Filed as an exhibit to DCC’s (Commission File Number 000-29225) Current Report on Form 8-K filed on March 16, 2007, as the exhibit number indicated in brackets and incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CELLULAR CORPORATION

Date: March 16, 2007	By:	/s/ Ronald L. Ripley

Name: Ronald L. Ripley
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing

4.1	Supplemental Indenture No. 4, dated March 15, 2007, to Indenture dated August 8, 2003	(1)[4.1]

10.1	Credit Agreement, effective March 15, 2007	(1)[10.1]

10.2	Guarantee and Collateral Agreement, dated March 15, 2007	(1)[10.2]

10.3	Amended and Restated Management Agreement, dated March 15, 2007	(1)[10.3]

99.1	Press Release, dated March 15, 2007	(1)[99.1]

(1)	Filed as an exhibit to DCC’s (Commission File Number 000-29225) Current Report on Form 8-K filed on March 16, 2007, as the exhibit number indicated in brackets and incorporated by reference herein.